Exhibit 99.1

OPTION CARE HEALTH ANNOUNCES FINANCIAL RESULTS FOR THE FIRST QUARTER ENDED MARCH 31, 2022
BANNOCKBURN, IL., April 28, 2022 - Option Care Health, Inc. (the “Company” or “Option Care Health”) (Nasdaq: OPCH), the nation’s largest independent provider of home and alternate site infusion services, today announced financial results for the first quarter ended March 31, 2022.
First Quarter 2022 Financial Highlights
•Net revenue of $915.8 million, up 20.6% compared to $759.2 million in the first quarter of 2021
•Gross profit of $200.9 million, or 21.9% of net revenue, up 21.4% compared to $165.5 million, or 21.8% of revenue, in the first quarter of 2021
•Net income of $30.3 million, or $0.17 per share, compared to net loss of $2.9 million, or $0.02 loss per share, in the first quarter of 2021
•Adjusted EBITDA of $77.8 million, up 48.9% compared to $52.2 million in the first quarter of 2021
•Cash flow from operations of $32.7 million compared $18.4 million in the first quarter of 2021
•Cash balances of $145.6 million at the end of the first quarter

John C. Rademacher, Chief Executive Officer, commented, “Despite a dynamic start to the year and ongoing pandemic disruption, the Option Care Health team executed exceptionally to ensure high quality patient care and solid financial results. Overall we expect 2022 to be a productive year as we continue to navigate a challenging environment and invest for future growth.”

Full Year 2022 Guidance
For the full year 2022, Option Care Health now expects to generate:
•Net Revenue of $3.75 billion to $3.90 billion
•Adjusted EBITDA of $320 million to $335 million
•Cash Flow from Operations of at least $230 million

Conference Call
The conference call can be accessed by dialing (866) 360-3136 and referencing conference ID 5737323; or via a live audio webcast that will be available online at https://investors.optioncarehealth.com. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

About Option Care Health
Option Care Health is the nation’s largest independent provider of home and alternate site infusion services. With over 7,000 teammates, including more than 4,000 clinicians, we work compassionately to elevate standards of care for patients with acute and chronic conditions in all 50 states. Through our clinical leadership, expertise and national scale, Option Care Health is reimagining the infusion care experience for patients, customers and teammates. To learn more, please visit our website at OptionCareHealth.com.
Investor Contacts

Mike Shapiro	Bob East, Asher Dewhurst, Jordan Kohnstam
Chief Financial Officer	Westwicke
T: (312) 940-2538	T: (413) 213-0500
mike.shapiro@optioncare.com	optioncarehealth@westwicke.com
Forward-Looking Statements - Safe Harbor
This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including, without limitation, statements concerning our full year 2022 guidance and our expectations regarding industry and macroeconomic trends and our operating performance. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “may,” “should,” “will” and similar references to future periods.
Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) changes in laws and regulations applicable to our business model; (ii) changes in market conditions and receptivity to our services and offerings; (iii) results of litigation; and (iv) the loss of one or more key payers. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our most recent Annual Report on Form 10-K as filed with the SEC.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Note Regarding Use of Non-GAAP Financial Measures
In addition to reporting financial information in accordance with generally accepted accounting principles (GAAP), the Company is also reporting Adjusted EBITDA, which is a non-GAAP financial measure. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be used in isolation or as a substitute or alternative to net income, operating income or any other performance measure derived in accordance with GAAP, or as a substitute or alternative to cash flow from operating activities or a measure of the Company’s liquidity. In addition, the Company's definition of Adjusted EBITDA may not be comparable to similarly titled non-GAAP financial measures reported by other companies. Adjusted EBITDA, as defined by the Company, represents net income before net interest expense, income tax expense, depreciation and amortization, stock-based compensation expense, and restructuring, integration and other expenses. As part of restructuring, integration and other expenses, the Company may incur significant charges such as the write down of certain long‑lived assets, temporary redundant expenses, professional fees, potential retention and severance costs and potential accelerated payments or termination costs for certain of its contractual obligations. Management believes that Adjusted EBITDA provides useful supplemental information regarding the performance of Option Care Health’s business operations and facilitates comparisons to the Company’s historical operating results. We have not reconciled Adjusted EBITDA guidance to net income as creation of this reconciliation would not be practicable due to the uncertainty regarding, and potential variability of, material reconciling items. For a full reconciliation of Adjusted EBITDA to the most comparable GAAP financial measure, please see below.

  Schedule 1

OPTION CARE HEALTH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	(unaudited)
	March 31,	December 31,
	2022	2021
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$145,600	$119,423
Accounts receivable, net	366,285	338,242
Inventories	217,184	183,095
Prepaid expenses and other current assets	76,643	69,496
Total current assets	805,712	710,256

NONCURRENT ASSETS:
Property and equipment, net	109,066	111,535
Intangible assets, net	20,669	21,433
Referral sources	337,882	344,587
Goodwill	1,478,500	1,477,564
Other noncurrent assets	126,447	125,543
Total noncurrent assets	2,072,564	2,080,662
TOTAL ASSETS	$2,878,276	$2,790,918

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$356,118	$279,246
Other current liabilities	152,021	180,449
Total current liabilities	508,139	459,695

NONCURRENT LIABILITIES:
Long-term debt, net of discount, deferred financing costs and current portion	1,059,449	1,059,900
Other noncurrent liabilities	88,924	95,437
Total noncurrent liabilities	1,148,373	1,155,337
Total liabilities	1,656,512	1,615,032

STOCKHOLDERS’ EQUITY	1,221,764	1,175,886
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,878,276	$2,790,918

Schedule 2

OPTION CARE HEALTH, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Three Months Ended March 31,
	2022	2021
NET REVENUE	$915,784	$759,237
COST OF REVENUE	714,848	593,764
GROSS PROFIT	200,936	165,473

OPERATING COSTS AND EXPENSES:
Selling, general and administrative expenses	133,969	120,040
Depreciation and amortization expense	14,722	16,339
Total operating expenses	148,691	136,379
OPERATING INCOME	52,245	29,094

OTHER INCOME (EXPENSE):
Interest expense, net	(12,246)	(19,481)
Other, net	1,269	(11,196)
Total other expense	(10,977)	(30,677)

INCOME (LOSS) BEFORE INCOME TAXES	41,268	(1,583)
INCOME TAX EXPENSE	10,993	1,278
NET INCOME (LOSS)	$30,275	$(2,861)

Earnings (loss) per share, basic and diluted	$0.17	$(0.02)

Weighted average common shares outstanding, basic	179,961	179,808
Weighted average common shares outstanding, diluted	181,681	179,808

Schedule 3

OPTION CARE HEALTH, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)

	Three Months Ended March 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$30,275	$(2,861)
Adjustments to reconcile net income (loss) to net cash provided by operations:
Depreciation and amortization expense	15,979	17,716
Other non-cash adjustments	21,131	18,196
Changes in operating assets and liabilities:
Accounts receivable, net	(28,766)	4,450
Inventories	(34,089)	(15,021)
Accounts payable	76,872	8,026
Other	(48,721)	(12,126)
Net cash provided by operating activities	32,681	18,380

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(5,359)	(3,123)
Net cash used in investing activities	(5,359)	(3,123)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from debt	—	355,200
Retirement of debt obligations	—	(352,009)
Other financing cash flows	(1,145)	(8,351)
Net cash used in financing activities	(1,145)	(5,160)
NET INCREASE IN CASH AND CASH EQUIVALENTS	26,177	10,097
Cash and cash equivalents - beginning of the period	119,423	99,265
CASH AND CASH EQUIVALENTS - END OF PERIOD	$145,600	$109,362

Schedule 4
OPTION CARE HEALTH, INC.
QUARTERLY RECONCILIATION BETWEEN GAAP AND NON-GAAP MEASURES
(IN THOUSANDS)
(UNAUDITED)

	Three Months Ended March 31,
	2022	2021
Consolidated net income (loss)	$30,275	$(2,861)
Interest expense, net	12,246	19,481
Income tax expense	10,993	1,278
Depreciation and amortization expense	15,979	17,716
Consolidated EBITDA	69,493	35,614

EBITDA adjustments
Stock-based incentive compensation	4,178	1,205
Loss on extinguishment of debt	—	12,403
Restructuring, acquisition, integration and other	4,111	3,008
Consolidated adjusted EBITDA	$77,782	$52,230